Exhibit 10.2

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this "Amendment") is entered into as of August 15, 2022 by and among CHARAH SOLUTIONS, INC., a Delaware corporation ("Charah"), CHARAH, LLC, a Kentucky limited liability company and SCB INTERNATIONAL HOLDINGS, LLC, a Delaware limited liability company (such Persons together with Charah, each a "Borrower" and collectively, the "Borrowers"), the Guarantors party hereto ("Guarantors"), the Lenders party hereto (the "Lenders") and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, "Administrative Agent").

W I T N E S S E T H:

WHEREAS, Borrowers, Guarantors, the other Loan Parties party thereto, the Lenders party thereto and Administrative Agent are parties to that certain Credit Agreement dated as of November 9, 2021 (as amended, restated, supplemented or otherwise modified to date and from time to time, including hereby, the "Credit Agreement"; capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Credit Agreement);

WHEREAS, Borrowers have requested that Lenders agree to amend the Credit Agreement in certain respects; and

WHEREAS, subject to the terms and conditions of this Amendment, the Lenders have agreed to amend the Credit Agreement as specified herein.

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 4 below, and in reliance on the representations and warranties set forth in Section 5 below, the Credit Agreement is hereby amended as follows:

(a)       Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

"Deferred Gain" means for any applicable period, gains to Net Income in such period with respect to Upfront Costs Received that have been previously included in clause (a) of the definition of Fixed Charge Coverage Ratio in any prior period.

"Shareholder Gibbons Indebtedness" means that certain Indebtedness incurred by Gibbons Creek Environmental Redevelopment Group, LLC, a Texas limited liability company, pursuant to the Shareholder Term Loan Agreement and the other Loan Documents (as defined in the Shareholder Term Loan Agreement).

"Shareholder Term Loan Agreement" means that certain Term Loan Agreement dated as of August 15, 2022 between Gibbons Creek Environmental Redevelopment Group, LLC, a Texas limited liability company, as Borrower, the Company and Charah LLC, as parent guarantors, and Charah Preferred Stock Aggregator, LP, a Delaware limited partnership, as Lender, as amended, restated, supplemented or otherwise modified in a manner permitted under any applicable subordination agreement with respect thereto.

"Upfront Costs Received" means, for any applicable period, unrestricted cash received by a Loan Party or its Subsidiaries in connection with the purchase price of Real Property or personal property, in each case in excess of asset retirement obligation liabilities assumed in connection with a remediation of such Real Property or personal property, in each case that results in a bargain purchase gain or deferred gain for financial reporting purposes, in each case to the extent that such cash has not been added to Net Income pursuant to GAAP for such applicable period.

(b)          Section 1.01 of the Credit Agreement is hereby amended by amending the definition of "EBITDA" as follows:

(i)        In clause (a)(v) of such definition, delete the reference to "other non-cash charges" and insert "other non-cash charges (including non-cash retirement obligations losses)" in lieu thereof; and

(ii)          Clause (b)(i) of such definition is amended and restated as follows:

(b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) or non-cash retirement obligations excluded from clause (B) below, in each case taken in a prior period, (ii) mandatory debt paydowns in connection with book gains on sales of assets, (iii) Deferred Gain and (iv) any extraordinary non-cash gains and any non-cash items of income for such period, all calculated for the Loan Parties on a consolidated basis in accordance with GAAP; provided that (A) by way of clarification, asset sales of Equipment and Inventory shall not be deemed extraordinary events for purposes of this definition and (B) non-cash retirement obligations gains incurred in connection with the environmental risk transfer project adjustments shall not be deemed extraordinary events for purposes of this definition.

(c)          Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (a) of the definition of "Fixed Charge Coverage Ratio" as follows: (a) EBITDA plus Upfront Costs Received minus Unfinanced Capital Expenditures minus expenses for taxes paid in cash to".

(d)         Section 1.01 of the Credit Agreement is hereby amended by amending the definition of "Fixed Charges" to insert the following phrase immediately before the phrase "all calculated for the Loan Parties on a consolidated basis in accordance with GAAP": "plus, any direct or indirect payment made by a Loan Party (whether in respect of principal, interest, any fee or otherwise) in respect of the Shareholder Gibbons Indebtedness, regardless of whether such payment constitutes a Restricted Payment".

(e)          Section 6.01(v) of the Credit Agreement is hereby amended and restated to read as follows:

(v)          (A) Guarantees of any of the foregoing and (B) other unsecured Guarantees by one or more Loan Parties of Indebtedness of a Specified SPV (including Article X of the Shareholder Term Loan Agreement) that in the aggregate do not guarantee principal obligations for borrowed money in excess of $20,000,000 at any time outstanding; provided that any such Guarantees pursuant to this clause (B) may, at the request of the Administrative Agent, be required to be subject to a subordination agreement in form and substance satisfactory to the Administrative Agent in its Permitted Discretion.

(f)         Section 6.04(c) of the Credit Agreement is hereby amended by: (i) deleting the reference to "clause (i) to the proviso to Section 6.04(e)” and inserting “clause (A) to the proviso to Section 6.04(e)" in lieu thereof; and (ii) deleting the reference to "clause (ii) to the proviso to Section 6.04(e)” and inserting “clause (B) to the proviso to Section 6.04(e)" in lieu thereof.

(g)        Section 6.04(d) of the Credit Agreement is hereby amended by: (i) deleting the reference to "clause (i) to the proviso to Section 6.04(e)” and inserting “clause (A) to the proviso to Section 6.04(e)" in lieu thereof; and (ii) deleting the reference to "clause (ii) to the proviso to Section 6.04(e)” and inserting “clause (B) to the proviso to Section 6.04(e)" in lieu thereof.

(h)          Section 6.04 of the Credit Agreement is hereby amended by: (i) deleting the reference to "and" at the end of clause (n) thereof, (ii) re-designating clause (o) thereof as clause (p) thereof and (iii) inserting a new clause (o) to read as follows:

(o) investments, loans or advances made by any Loan Party to Gibbons, provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Security Agreement, (ii) any such investments, loans and advances shall be made solely for the substantially contemporaneous payment of regularly scheduled interest and principal payments under the Shareholder Term Loan Agreement, (iii) no such investments, loans or advances shall be made (A) with respect to interest under the Shareholder Term Loan Agreement if an Event of Default exists or would be caused thereby or (B) with respect to principal under the Shareholder Term Loan Agreement if the Payment Conditions are not satisfied; and

(i)           A new Section 6.14 is hereby added to the Credit Agreement to read as follows:

6.14 Additional Covenants. For so long as the Shareholder Gibbons Indebtedness is outstanding, no Loan Party shall (i) seek or consent to an increase to principal amount of the Gibbons Indebtedness (other than pursuant to the payment in kind of interest due and payable under the Shareholder Term Loan Agreement), (ii) issue or approve any bonus or other discretionary compensation payments to any officers, directors or employees of the Loan Parties or (iii) permit any of their respective Subsidiaries to amend the Shareholder Term Loan Agreement or the Loan Documents (as defined in the Shareholder Term Loan Agreement) except those amendments that do not adversely affect the interests of the Secured Parties under this Agreement or the rights or interests of the Administrative Agent in the Collateral.

(j)         Article VII of the Credit Agreement is hereby amended by amending and restating clause (q) thereof to read as follows:

(q) any event or condition occurs that results in any Shareholder Gibbons Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Shareholder Gibbons Indebtedness or any trustee or agent on its or their behalf to cause any Shareholder Gibbons Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (other than a repayment consisting of a mandatory prepayment of the obligations under the Shareholder Term Loan Agreement required pursuant to Section 2.07(b) of the Shareholder Term Loan Agreement that does not cause an event of default under the Shareholder Term Loan Agreement);

2.           Continuing Effect. Except as expressly set forth in Section 1 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.

3.          Reaffirmation and Confirmation; Agreement. Each Loan Party hereby ratifies, affirms, acknowledges and agrees that this Amendment, the Credit Agreement, as modified hereby, and the other Loan Documents represent the valid, enforceable and collectible obligations of each Loan Party, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally, and further acknowledges, as of the date hereof, that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Each Loan Party hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Loan Party in all respects.

4.         Conditions to Effectiveness. The effectiveness of Section 1 of this Amendment is subject to the following conditions precedent:

(a)          Administrative Agent shall have received a copy of this Amendment executed by each Borrower, each Guarantor, Administrative Agent and each Lender;

(b)       Administrative Agent shall have received payment for all expenses for which invoices have been presented (including the reasonable and documented out-of-pocket fees and expenses of legal counsel) prior to the date hereof and the First Amendment Fee (as defined below); and

(c)       no Default or Event of Default shall have occurred and be continuing or shall be caused by the transactions contemplated by, or after giving effect to, this Amendment.

5.           Representations and Warranties. To induce Administrative Agent and the Lenders to enter into this Amendment, each Loan Party hereby represents and warrants to Administrative Agent and the Lenders that:

(a)          the execution, delivery and performance of this Amendment has been duly authorized by all requisite action on the part of such Loan Party and this Amendment has been duly executed and delivered by such Loan Party;

(b)      immediately before and after giving effect to the consummation of the transactions contemplated by this Amendment, each of the representations and warranties of the Loan Parties set forth in the Credit Agreement, Security Agreement and each of the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date hereof (except to the extent they relate to an earlier date, in which case they shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date); and

(c)          immediately before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

6.           Release.

(a)         In consideration of the agreements of Administrative Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives (each such Loan Party and all such other Persons being hereafter referred to collectively as the "Releasors" and individually as a "Releasor"), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Administrative Agent and the Lenders, and each of their successors and assigns, and each of their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, other representatives (Administrative Agent and the Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, controversies, damages and any and all other claims, counterclaims, defenses, rights of set‑off and liabilities whatsoever, including claims for breach of contract, (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Releasor may now own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment for or on account of, or in relation to, or in any way in connection with the Credit Agreement or any of the other Loan Documents or transactions thereunder or related thereto; provided that nothing in this paragraph shall modify, amend, or terminate the Credit Agreement, any of the other Loan Documents, or any other contract or agreement to which a Releasor is a party or of which the Releasor is a beneficiary and further provided that nothing in this paragraph shall release, remise or discharge any Releasee from liability for future performance due under any such contracts or agreements or with respect to any demand deposit account.

(b)          Each Releasor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)         Each Releasor agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

7.           Fees, Cost and Expenses.

(a)          Borrowers agree to pay on demand all outstanding fees, costs and expenses of Administrative Agent in connection with the preparation, negotiation, execution, delivery and administration of the Credit Agreement and each other Loan Document, including without limitation this Amendment, and all other instruments or documents provided for therein or herein or delivered or to be delivered hereunder or thereunder in connection herewith or therewith, in each case to the extent required by Section 9.03 of the Credit Agreement.

(b)        Borrowers agree to pay to the Administrative Agent for its own account an amendment fee in the amount of $35,000 (the "First Amendment Fee"), which First Amendment Fee is fully earned and due and payable on the date hereof.

8.          Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.          References. Any reference to the Credit Agreement contained in any Loan Document or any other document, instrument or agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.

10.          Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. Delivery by telecopy or electronic portable document format (i.e., "pdf") transmission of executed signature pages hereof from one party hereto to another party hereto shall be deemed to constitute due execution and delivery by such party.

11.          Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement or any of the other Loan Documents. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

12.          Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York, but giving effect to federal laws applicable to national banks.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the date first written above.

BORROWERS:
CHARAH SOLUTIONS, INC., a Delaware
corporation

By: /s/ Scott Sewell
Name: Scott Sewell
Title: President & Chief Executive Officer

CHARAH, LLC, a Kentucky limited liability
company

By: /s/ Scott Sewell
Name: Scott Sewell
Title: President

SCB INTERNATIONAL HOLDINGS, LLC, a
Delaware limited liability company

By: /s/ Scott Sewell
Name: Scott Sewell
Title: President

GUARANTORS:

CHARAH MANAGEMENT, LLC, a Delaware
limited liability company

By: Charah Solutions, Inc., its sole member and
sole manager

By: /s/ Scott Sewell
Name: Scott Sewell
Title: President & Chief Executive Officer

Signature Page to Amendment No. 1 to Credit Agreement

CHARAH SOLE MEMBER, LLC, a Delaware
limited liability company

By: Charah Management LLC, its sole member and
managing member

By: Charah Solutions, Inc., its sole member and
sole manager

By: /s/ Scott Sewell
Name: Scott Sewell
Title: President & Chief Executive Officer

ASH MANAGEMENT SERVICES, LLC, a
Kentucky limited liability company

By: /s/ Scott Sewell
Name: Scott Sewell
Title: President

MERCURY CAPTURE BENEFICIATION,
LLC, a Delaware limited liability company

By: /s/ Scott Sewell
Name: Scott Sewell
Title: President

MERCURY CAPTURE INTELLECTUAL
PROPERTY, LLC, a Delaware limited liability
company

By: /s/ Scott Sewell
Name: Scott Sewell
Title: President

NUTEK MICRO-GRINDING, LLC, a
Connecticut limited liability company

By: /s/ Scott Sewell
Name: Scott Sewell
Title: President

Signature Page to Amendment No. 1 to Credit Agreement

SCB TRADING, LLC, a Connecticut limited
liability company

By: /s/ Scott Sewell
Name: Scott Sewell
Title: President

Signature Page to Amendment No. 1 to Credit Agreement

JPMORGAN CHASE BANK, N.A., as
Administrative Agent and a Lender

By:	/s/ Ade Lange
Name:	Ade Lange
Title:	Authorized Officer

Signature Page to Amendment No. 1 to Credit Agreement